Exhibit 4.8

FIRST AMENDMENT

TO

INVESTORS’ RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE INVESTORS’ RIGHTS AGREEMENT, dated as of October 4, 2012 (the “Amendment”), is by and among iSatori, Inc., a Delaware corporation (the “Company”), RENN Capital Group, Inc., a Delaware corporation (“RENN”) and RENN Global Entrepreneurs Fund, Inc., RENN Universal Growth Investment Trust PLC, Stephen Adele Enterprises, Inc., AvidBank Corporate Finance, a division of Avidbank, Breakwater Structured Growth Opportunities Fund, L.P., James Black, Kristin Black, Transition Partners, Limited, Stephen Adele, Aaron Lord, Collin Cogdill, James Cuculo, Andrea Clem, Sue Mosebar, Jocelyn Evans, and Michael Wilemon (collectively, the “Investors”).

RECITALS

WHEREAS, the Company, RENN, and the Investors entered into that certain Investors’ Rights Agreement dated April 5, 2012 (the “Investors’ Rights Agreement”);

WHEREAS, the Investors’ Rights Agreement governs the rights of the Investors to cause the Company to register shares of Common Stock issuable to such persons, and certain other matters set forth therein.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

A.

Section 1.2(a) shall be amended and replaced in its entirety with the following:

“1.2 Shelf Registration.

(a)

The Company shall, on or before April 5, 2013 (the “Filing Date”), file a “resale” registration statement on Form S-1 (or Form S-3 if available) under the 1933 Act (the “Initial Shelf Registration Statement”) providing for the resale of all Registrable Securities in an offering to be made on a continuous basis pursuant to Rule 415, and the Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective within ninety (90) days of the Filing Date (the “Effectiveness Date”) and keep the Initial Shelf Registration Statement continuously effective until all of the Registrable Securities registered therein cease to be Registrable Securities (the “Effectiveness Period”). The securities shall cease to be Registrable Securities (i) when the Initial Shelf Registration Statement shall have become effective under the 1933 Act and such securities shall have been disposed of pursuant to such registration statement, or (ii) such securities shall have been sold as permitted by Rule 144 under the 1933 Act or the date on which the Registrable Securities may be sold pursuant to Rule 144 without restrictions on volume, whichever is the first to occur. If at any time and for any reason, an additional registration statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of shares of Registrable Securities remaining under the Initial Shelf Registration Statement, the Company shall as soon as practicable file such additional registration statement, and the Company shall use commercially reasonable efforts to cause such additional registration statement to be declared effective by the SEC as soon as practicable.”

B.

Except as expressly amended or modified hereby, each term, provision, Exhibit and Schedule to the Investors’ Rights Agreement is hereby ratified and confirmed and will and does remain in full force and effect.  This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.  Descriptive headings of the Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ISATORI, INC.

By:
Name:
Title:

RENN CAPITAL GROUP, INC.

By:
Name:
Title:

INVESTORS:

RENN GLOBAL ENTREPRENEURS FUND, INC.

By:
Name:
Title:

RENN UNIVERSAL GROWTH INVESTMENT TRUST PLC

By:
Name:
Title:

STEPHEN ADELE ENTERPRISES, INC.

By:
Name:
Title:

AVIDBANK CORPORATE FINANCE, a division of Avidbank

By:
Name:
Title:

BREAKWATER STRUCTURED GROWTH OPPORTUNITIES FUND, L.P.

By:
Name:
Title:

James Black

Kristin Black

TRANSITION PARTNERS, LIMITED

By:
Name:
Title:

Stephen Adele

Aaron Lord

Collin Cogdill

James Cuculo

Andrea Clem

Sue Mosebar

Jocelyn Evans

Michael Wilemon